As filed with the Securities and Exchange Commission on January 2, 2014.
Registration No. 333-56386

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PROVIDENT COMMUNITY BANCSHARES, INC.
(formerly known as Union Financial Bancshares, Inc.)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	57-1001177 (I.R.S. Employer Identification No.)

c/o Provident Community Bancshares, Inc.
2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Provident Community Bancshares, Inc. 2001 Stock Option Plan
 (Full title of the plan)

Dwight V. Neese
President and Chief Executive Officer
Provident Community Bancshares, Inc.
2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒

EXPLANATORY NOTE

    This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on March 1, 2001 by Provident Community Bancshares, Inc. (formerly known as Union Financial Bancshares, Inc.), a Delaware corporation (the “Registrant”):

Registration Statement on Form S-8, File No. 333-56386, registering 125,000 shares of Provident Community Bancshares common stock, par value $0.01 per share, for issuance under the Provident Community Bancshares, Inc. 2006 Equity Incentive Plan.

    The Registrant intends to terminate and suspend all reporting obligations with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold (83,222 shares) under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of South Carolina in the City of Rock Hill, on this 2nd day of January, 2014.

PROVIDENT COMMUNITY BANCSHARES, INC.

By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer